Free Writing Prospectus

Filed Pursuant to Rule 433

Registration No. 333-169119

April 30, 2013

iPath® Exchange Traded Notes Trading Strategy Report March 2013 - Data provided by ArcaVision iPath® Exchange Traded Notes Avg. Notes Market Short Yearly Spread Spread Quote Avg. Quote Close Volatility Avg. Daily Avg. Daily Exchange Traded Note Ticker Outstand- Cap Interest Fee (bps) ($) (bps) Size Size ($) Price ($) (%) Vol. (notes) Vol. ($M) ing (000s) ($M) (%) (notes) ® TM iPath S&P 500 VIX Short-Term Futures ETN VXX 89 0.01 4.8 16,081 $ 342,803 $ 20.25 64,816 $ 1,229.2 23.4% 54,546,063 $ 1,176.4 54% ® SM iPath Dow Jones-UBS Commodity Index Total Return ETN DJP 75 0.02 3.7 15,431 $ 626,869 $ 40.62 45,633 $ 1,810.7 6.7% 323,181 $ 13.1 0% ® TM iPath S&P 500 VIX Mid-Term Futures ETN VXZ 89 0.03 15.8 2,910 $ 63,020 $ 21.54 2,679 $ 55.7 9.3% 505,447 $ 11.0 115% ® ® iPath S&P GSCI Crude Oil Total Return Index ETN OIL 75 0.01 5.0 18,033 $ 392,966 $ 22.77 16,791 $ 366.2 7.7% 411,448 $ 8.9 1% ® iPath S&P 500 Dynamic VIX ETN XVZ 95 0.07 18.0 2,915 $ 118,990 $ 41.05 4,385 $ 179.0 7.6% 105,831 $ 4.3 12% ® SM iPath MSCI India Index ETN INP 89 0.09 16.5 1,000 $ 36,486 $ 57.20 7,528 $ 419.8 9.2% 55,149 $ 3.2 3% ® SM iPath Dow Jones-UBS Coffee Subindex Total Return ETN JO 75 0.03 11.2 1,464 $ 44,485 $ 29.82 3,338 $ 99.1 16.8% 88,894 $ 2.7 4% ® SM iPath Dow Jones-UBS Copper Subindex Total Return ETN JJC 75 0.03 5.9 5,752 $ 250,618 $ 42.51 2,474 $ 104.6 8.5% 57,471 $ 2.5 14% ® SM iPath Dow Jones-UBS Cotton Subindex Total Return ETN BAL 75 0.05 8.6 1,000 $ 53,346 $ 57.08 800 $ 44.5 22.0% 38,538 $ 2.2 4% ® SM iPath Dow Jones-UBS Grains Subindex Total Return ETN JJG 75 0.04 8.6 3,935 $ 206,105 $ 50.11 2,231 $ 109.1 29.2% 41,157 $ 2.1 2% ® iPath US Treasury 10-year Bear ETN DTYS 75 0.04 16.4 1,000 $ 26,471 $ 25.86 2,515 $ 62.1 5.5% 50,997 $ 1.4 0% ® SM iPath Dow Jones-UBS Sugar Subindex Total Return ETN SGG 75 0.07 10.7 1,000 $ 41,603 $ 62.89 444 $ 31.3 28.0% 19,479 $ 1.3 3% ® SM iPath Dow Jones-UBS Softs Subindex Total Return ETN JJS 75 0.07 12.7 1,068 $ 55,880 $ 51.38 160 $ 14.6 3.2% 19,663 $ 1.0 50% ® iPath Pure Beta Cotton ETN CTNN 75 0.12 38.3 1,333 $ 44,514 $ 33.55 58 $ 1.9 3.6% 30,051 $ 1.0 7% ® SM iPath Dow Jones-UBS Livestock Subindex Total Return ETN COW 75 0.03 10.4 7,221 $ 188,963 $ 26.55 2,262 $ 59.0 6.7% 31,071 $ 0.8 1% ® iPath Seasonal Natural Gas ETN DCNG 75 0.04 13.7 2,573 $ 78,758 $ 31.82 1,189 $ 55.7 7.5% 20,995 $ 0.6 0% ® ® iPath S&P GSCI Total Return Index ETN GSP 75 0.06 18.1 10,885 $ 359,431 $ 33.38 3,241 $ 104.3 7.7% 17,877 $ 0.6 0% ® SM iPath Dow Jones-UBS Agriculture Subindex Total Return ETN JJA 75 0.05 9.7 2,710 $ 148,408 $ 52.81 1,746 $ 90.5 22.2% 8,574 $ 0.5 0% ® SM iPath Dow Jones-UBS Cocoa Subindex Total Return ETN NIB 75 0.03 11.1 1,000 $ 17,273 $ 29.31 908 $ 27.0 7.3% 16,057 $ 0.5 3% ® SM iPath Dow Jones-UBS Natural Gas Subindex Total Return ETN GAZ 75 0.03 94.5 2,258 $ 6,189 $ 2.93 14,779 $ 42.9 2.2% 102,071 $ 0.3 0% ® iPath US Treasury Long Bond Bear ETN DLBS 75 0.05 16.7 1,027 $ 30,814 $ 29.08 923 $ 25.1 7.2% 6,404 $ 0.2 1% ® SM iPath Dow Jones-UBS Energy Subindex Total Return ETN JJE 75 0.08 42.7 2,148 $ 38,253 $ 18.36 609 $ 11.0 5.2% 10,366 $ 0.2 5% ® SM iPath Dow Jones-UBS Industrial Metals Subindex Total Return ETN JJM 75 0.05 15.5 1,000 $ 18,504 $ 31.88 889 $ 27.9 7.9% 5,454 $ 0.2 0% ® iPath Optimized Currency Carry ETN ICI 65 0.16 33.7 10,245 $ 490,676 $ 48.12 357 $ 17.2 4.6% 3,223 $ 0.2 2% ® SM iPath Dow Jones-UBS Nickel Subindex Total Return ETN JJN 75 0.24 100.5 1,181 $ 27,817 $ 24.96 274 $ 6.1 11.7% 6,295 $ 0.1 1% ® ® iPath Long Extended S&P 500 TR Index ETN SFLA 35 0.27 26.2 1,000 $ 50,961 $ 105.39 41 $ 4.0 10.6% 1,367 $ 0.1 0% ® SM iPath Dow Jones-UBS Precious Metals Subindex Total Return ETN JJP 75 0.25 29.6 1,379 $ 116,397 $ 84.12 407 $ 37.6 16.7% 1,660 $ 0.1 0%

Avg. Notes Market Short Yearly Spread Spread Quote Avg. Quote Close Volatility Avg. Daily Avg. Daily Exchange Traded Note Ticker Outstand- Cap Interest Fee (bps) ($) (bps) Size Size ($) Price ($) (%) Vol. (notes) Vol. ($M) ing (000s) ($M) (%) (notes) ® iPath US Treasury 10-year Bull ETN DTYL 75 0.20 23.9 1,000 $ 57,390 $ 72.26 30 $ 2.2 4.1% 1,883 $ 0.1 10% ® SM iPath Dow Jones-UBS Platinum Subindex Total Return ETN PGM 75 0.09 26.4 1,543 $ 55,057 $ 35.33 667 $ 23.0 9.6% 3,685 $ 0.1 0% iPath® S&P MLP ETN IMLP 80 0.04 15.0 3,186 $ 86,844 $ 28.23 1,130 $ 31.7 2.2% 3,987 $ 0.1 1% ® iPath Pure Beta Coffee ETN CAFE 75 0.13 65.0 1,935 $ 38,909 $ 19.80 143 $ 2.8 11.2% 5,214 $ 0.1 1% ® iPath Pure Beta Broad Commodity ETN BCM 75 0.08 18.5 4,570 $ 196,362 $ 42.96 462 $ 19.5 5.6% 2,252 $ 0.1 2% ® SM iPath Dow Jones-UBS Tin Subindex Total Return ETN JJT 75 0.65 121.3 4,087 $ 219,337 $ 53.38 154 $ 8.0 23.2% 1,709 $ 0.1 4% ® iPath Pure Beta Precious Metals ETN BLNG 75 0.15 32.0 1,000 $ 12,064 $ 46.58 47 $ 2.2 0.0% 1,900 $ 0.1 0% ® SM iPath Dow Jones-UBS Lead Subindex Total Return ETN LD 75 0.67 126.7 2,544 $ 134,030 $ 51.65 103 $ 5.0 18.8% 1,571 $ 0.1 13% ® iPath US Treasury Long Bond Bull ETN DLBL 75 0.06 9.2 1,352 $ 92,130 $ 68.98 56 $ 4.0 3.6% 1,131 $ 0.1 0% ® iPath US Treasury Steepener ETN STPP 75 0.06 16.2 6,354 $ 224,769 $ 34.43 219 $ 7.4 3.6% 1,973 $ 0.1 4% ® ® iPath Long Extended Russell 1000 TR Index ETN ROLA 50 28.76 2,568.0 1,000 $ 27,345 $ 105.99 86 $ 8.4 1290.0% 1,000 $ 0.1 1% ® iPath Pure Beta Copper ETN CUPM 75 0.12 30.6 1,034 $ 40,477 $ 38.69 70 $ 2.6 0.0% 1,450 $ 0.1 2% ® iPath Pure Beta Livestock ETN LSTK 75 0.08 20.4 2,367 $ 96,479 $ 40.68 49 $ 2.0 0.0% 1,361 $ 0.1 4% ® iPath Pure Beta Cocoa ETN CHOC 75 0.04 11.5 1,246 $ 39,481 $ 32.46 141 $ 4.7 5.3% 1,509 $ 0.0 1% ® iPath Pure Beta Lead ETN LEDD 75 0.12 32.0 1,000 $ 34,255 $ 38.75 21 $ 0.8 0.0% 1,100 $ 0.0 18% ® iPath Pure Beta Sugar ETN SGAR 75 0.31 77.1 1,000 $ 21,401 $ 39.00 63 $ 2.4 1.9% 1,018 $ 0.0 3% ® iPath Pure Beta Agriculture ETN DIRT 75 0.13 28.3 1,224 $ 57,446 $ 47.09 68 $ 3.1 1.7% 1,000 $ 0.0 1% ® TM iPath Inverse S&P 500 VIX Short-Term Futures ETN XXV 89 0.02 4.5 5,108 $ 195,322 $ 38.28 121 $ 4.6 0.0% 1,020 $ 0.0 3% ® iPath Pure Beta Grains ETN WEET 75 0.17 32.3 1,000 $ 48,691 $ 50.62 61 $ 3.0 3.1% 1,000 $ 0.0 0% ® iPath Pure Beta Crude Oil ETN OLEM 75 0.30 78.7 4,763 $ 182,423 $ 39.44 133 $ 5.1 3.3% 1,000 $ 0.0 7% ® SM iPath Dow Jones-UBS Aluminum Subindex Total Return ETN JJU 75 0.39 175.7 1,974 $ 44,224 $ 22.05 135 $ 2.9 10.3% 1,656 $ 0.0 4% ® iPath US Treasury Flattener ETN FLAT 75 0.05 7.5 2,739 $ 169,890 $ 63.26 133 $ 8.5 1.9% 1,000 $ 0.0 0% ® iPath Pure Beta Aluminum ETN FOIL 75 0.11 34.5 1,106 $ 35,691 $ 31.68 42 $ 1.3 0.0% 1,000 $ 0.0 2% ® iPath US Treasury 5-year Bear ETN DFVS 75 0.07 17.0 1,000 $ 23,775 $ 38.00 57 $ 2.1 2.0% 1,000 $ 0.0 1% ® iPath US Treasury 2-year Bear ETN DTUS 75 0.06 15.9 1,000 $ 19,984 $ 40.10 374 $ 14.9 2.3% 1,000 $ 0.0 0% ® SM iPath CBOE S&P 500 BuyWrite Index ETN BWV 75 0.68 124.4 2,250 $ 122,482 $ 54.45 217 $ 12.0 0.5% 1,000 $ 0.0 0% ® ® iPath Long Extended Russell 2000 TR Index ETN RTLA 50 0.23 23.6 1,000 $ 46,744 $ 97.86 86 $ 7.7 0.0% 1,000 $ 0.0 0% ® TM iPath Inverse S&P 500 VIX Short-Term Futures ETN (II) IVOP 89 0.10 27.3 1,000 $ 18,905 $ 37.03 51 $ 1.9 0.3% 1,000 $ 0.0 5% ® iPath JPY/USD Exchange Rate ETN JYN 40 2.07 338.5 1,850 $ 111,204 $ 60.69 32 $ 1.9 1.5% 1,000 $ 0.0 0%

Avg. Notes Market Short Yearly Spread Spread Quote Avg. Quote Close Volatility Avg. Daily Avg. Daily Exchange Traded Note Ticker Outstand- Cap Interest Fee (bps) ($) (bps) Size Size ($) Price ($) (%) Vol. (notes) Vol. ($M) ing (000s) ($M) (%) (notes) ® iPath EUR/USD Exchange Rate ETN ERO 40 1.82 361.6 1,187 $ 59,832 $ 51.00 111 $ 5.6 21.8% 1,000 $ 0.0 0% ® iPath GBP/USD Exchange Rate ETN GBB 40 1.17 286.1 1,000 $ 19,674 $ 39.78 60 $ 2.5 10.4% 1,000 $ 0.0 1% ® ® iPath Long Enhanced MSCI EAFE Index ETN MFLA 80 110.96 8,676.0 1,000 $ 14,000 $ 125.00 30 $ 3.2 0.0% 1,000 $ 0.0 0% ® iPath Pure Beta Industrial Metals ETN HEVY 75 0.17 46.4 1,165 $ 42,193 $ 35.71 66 $ 2.3 1.5% 1,000 $ 0.0 0% ® iPath Pure Beta Softs ETN GRWN 75 0.19 58.9 1,000 $ 23,175 $ 32.46 27 $ 0.8 0.0% 1,000 $ 0.0 1% ® iPath Long Enhanced MSCI Emerging Markets Index ETN EMLB 80 14.58 1,389.0 1,000 $ 10,372 $ 109.94 34 $ 3.5 0.0% 1,000 $ 0.0 1% ® iPath Global Carbon ETN GRN 75 1.01 1,800.1 1,000 $ 3,215 $ 7.13 117 $ 0.8 25.9% 1,110 $ 0.0 4% ® iPath Pure Beta Nickel ETN NINI 75 0.19 62.0 1,070 $ 32,872 $ 30.57 45 $ 1.3 0.0% 1,000 $ 0.0 1% Field Definitions (in order of fields above): Yearly Fee (bps) - The investor fee is calculated cumulatively based on the Yearly Fee and the performance of the underlying index or currency exchange rate and increases each day based on the level of the index or currency exchange rate on that day. Because the investor fee reduces the amount of your return at maturity or upon redemption, if the value of the underlying decreases or does not increase significantly, you may receive less than the principal amount of your investment at maturity or upon redemption. For a more complete description of how the investor fee is calculated, please see the applicable prospectus and product page at www.iPathETN.com. Subject to requirements described in the prospectus, the ETNs may be redeemed with the issuer in large, institutional blocks of 25,000 or 50,000 ® SM ® TM ® (depending on the series) ETNs. A redemption charge will apply when redeeming units of the iPath MSCI India Index ETN, iPath S&P 500 VIX Short-Term Futures ETN, and iPath S&P 500 VIX TM Mid-Term Futures ETN. Spread ($) - The difference in the volume-weighted average bid and offer for all executed orders less than 10,000 notes. Measure of the average cost an investor pays for each share. Spread (bps) - The difference in the volume-weighted average bid and offer for all executed orders less than 10,000 notes. Calculation: Spread ($) divided by Weighted Volume Avg. Price ($) Avg. Quote Size (nt) - The average quoted depth in notes available at the national best bid and offer. (This provides a true representation of the aggregated size in notes at the inside.) Avg. Quote Size ($) - The average quoted depth in dollars available at the national best bid and offer. (This provides a true representation of the aggregated size in dollars at the inside.) Avg. Order Size ($) - The average dollar amount of an order. Calculation: Order Size (notes) multiplied by Volume Weighted Average Price ($) Close Price ($) - The last trade on the last trading day of the month. Notes Outstanding (000s) - The total notes outstanding for the note. Market Cap ($) - Market capitalization of the note. Volatility (%) - The standard deviation or measure of the relative price change of the month’s closing prices. Avg. Daily Volume (notes) - The average daily closing composite volume in notes during the month. Avg. Daily Volume ($M) - The average daily closing composite volume in millions of dollars during the month. Primary Market Share (%) - Market share of volume on the primary listed market. Short Interest % - Percent of the short positions to total notes. Could be used to follow market sentiment, liquidity, & order flow. Calculation: Short interest position divided by total notes outstanding.

Avg. Notes Market Short Yearly Spread Spread Quote Avg. Quote Close Volatility Avg. Daily Avg. Daily Exchange Traded Note Ticker Outstand- Cap Interest Fee (bps) ($) (bps) Size Size ($) Price ($) (%) Vol. (notes) Vol. ($M) ing (000s) ($M) (%) (notes) Selected Risk Considerations: An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement. You May Lose Some or All of Your Principal: The ETNs are exposed to any change in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securiteis and have no principal protection. Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the TNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs. A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs. No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs. Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 25,000 or 50,000 (depending on the series) ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement. Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation. Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on teh SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering. BlackRock Investments, LLC assists in the promotion of the iPath ETNs. The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs. SM The Dow Jones-UBS Commodity Indexes are a joint product of Dow Jones Opco, LLC (“Dow Jones Opco”), a subsidiary of S&P Dow Jones Indices LLC, and UBS Securities LLC (“UBS”), and have been ® SM SM licensed for use by Barclays Bank PLC. “Dow Jones ,” “DJ,” “UBS”, “Dow Jones-UBS Commodity Index ”, “Dow Jones-UBS Commodity Index Total Return ”, ““Dow Jones-UBS Agriculture SM SM SM SM Subindex Total Return ”, “Dow Jones-UBS Aluminum Subindex Total Return ”, “Dow Jones-UBS Cocoa Subindex Total Return ”, “Dow Jones-UBS Coffee Subindex Total Return ”, “Dow Jones- SM SM SM SM UBS Copper Subindex Total Return ”, “Dow Jones-UBS Cotton Subindex Total Return ”, “Dow Jones-UBS Energy Subindex Total Return ”, “Dow Jones-UBS Grains Subindex Total Return ”, “Dow SM SM SM Jones-UBS Industrial Metals Subindex Total Return ”, “Dow Jones-UBS Lead Subindex Total Return ”, “Dow Jones-UBS Livestock Subindex Total Return ”, “Dow Jones-UBS Natural Gas SM SM SM SM Subindex Total Return ”, “Dow Jones-UBS Nickel Subindex Total Return ”, “Dow Jones-UBS Platinum Subindex Total Return ”, “Dow Jones-UBS Precious Metals Subindex Total Return ”, “Dow SM SM SM SM Jones-UBS Softs Subindex Total Return ”, “Dow Jones-UBS Sugar Subindex Total Return ”, “Dow Jones-UBS Tin Subindex Total Return ” and “DJ-UBSCI ”, are service and/or trademarks of Dow ® Jones Trademark Holdings, LLC (“Dow Jones”) and UBS AG (“UBS AG”), as the case may be. S&P is a registered trademark of Standard & Poor’s Financial Services LLC. The ETNs based on the indices are not sponsored, endorsed, sold or promoted by Dow Jones, UBS, UBS AG, Dow Jones Opco or any of their respective subsidiaries or affiliates, and none of Dow Jones, UBS, UBS AG, Dow Jones Opco or any of their respective affiliates, makes any representation or warranty, express or implied, to the owners of or counterparts to the ETNs based on the indices or any member of the public regarding the advisability of investing in securities or commodities generally or in the ETNs based on any of the indices particularly. The MSCI indexes are the exclusive property of Morgan Stanley Capital International Inc. (“MSCI”). MSCI and the MSCI index names are service mark(s) of MSCI or its affiliates and have been licensed for use for certain purposes by Barclays Bank PLC. The financial securities referred to herein are not sponsored, endorsed, or promoted by MSCI, and MSCI bears no liability with respect to any such financial securities. The relevant pricing supplement contains a more detailed description of the limited relationship MSCI has with Barclays Bank PLC and any related financial securities. No purchaser, seller or holder of this product, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote this product without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI. ® ® ® ® ® “S&P GSCI ”, “S&P GSCI Index”, “S&P GSCI Total Return Index”, “S&P GSCI Commodity Index” and “S&P GSCI Crude Oil Total Return Index” are trademarks of Standard & Poor’s Financial Services LLC (“S&P”) and have been licensed for use by Barclays Bank PLC. The Securities are not sponsored, endorsed, sold or promoted by S&P. S&P does not make any representation or warranty, ® express or implied, to the owners of the Securities or any member of the public regarding the advisability of investing in securities generally or in the Securities particularly or the ability of the S&P GSCI to track general stock market performance.

Avg. Notes Market Short Yearly Spread Spread Quote Avg. Quote Close Volatility Avg. Daily Avg. Daily Exchange Traded Note Ticker Outstand- Cap Interest Fee (bps) ($) (bps) Size Size ($) Price ($) (%) Vol. (notes) Vol. ($M) ing (000s) ($M) (%) (notes) ® ® ® ® ® “Standard & Poor’s ”, “S&P 500 ”, “S&P ”, “S&P 500 Total Return”, “S&P 500 VIX Short-Term Futures™”, “S&P 500 VIX Mid-Term Futures™” and “S&P 500 Dynamic VIX Futures™” are ® trademarks of Standard & Poor’s Financial Services, LLC (“S&P”) and Dow Jones is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”). These trademarks have been licensed for ® ® use by S&P Dow Jones Indices LLC and its affiliates and sublicensed for certain purposes by Barclays Bank PLC. “CBOE ”, “VIX ” and “BuyWrite” are trademarks of the Chicago Board Options Exchange, Incorporated (“CBOE”) and have been licensed for use by S&P Dow Jones Indices LLC and sublicensed for certain purposes by Barclays Bank PLC. The ETNs are not sponsored, endorsed, or promoted by S&P Dow Jones Indices LLC, Dow Jones, S&P, or any of their respective subsidiaries or affiliates (collectively, “S&P Dow Jones Indices”) or by CBOE. S&P Dow Jones Indices and CBOE make no representation, condition or warranty, express or implied, to the owners of the ETNs or to any member of the public regarding the advisability of investing in securities generally or in the ETNs or in the ability of the indices to track market performance. Each of the Barclays commodities indices referenced herein is a trademark of Barclays Bank PLC. TM TM “Barclays Optimized Currency Carry Index “ and the “USD Optimized Currency Carry Index “ are trademarks of Barclays Bank PLC. TM TM “Barclays Global Carbon Index ” and “Barclays Global Carbon Index Total Return ” are trademarks of Barclays Bank PLC. ® ® ® ® “Standard & Poor’s ”, “S&P 500 ” and “S&P ” are registered trademarks of Standard & Poor’s Financial Services, LLC (“S&P”) and Dow Jones is a registered trademark of Dow Jones Trademark Holdings ® ® ® ® LLC (“Dow Jones”). Standard & Poor’s , S&P 500 , S&P and S&P 500 Total Return are registered trademarks of S&P and have been licensed for use by S&P Dow Jones Indices LLC and its affiliates and sublicensed for certain purposes by Barclays Bank PLC. The ETNs based on the Index are not sponsored, endorsed, or promoted by S&P Dow Jones Indices LLC, Dow Jones, S&P, or any of their respective subsidiaries or affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices make no representation, condition or warranty, express or implied, to the owners of the ETNs or to any member of the public regarding the advisability of investing in securities generally or in the ETNs or in the ability of the indices to track market performance. TM TM TM “Barclays US Treasury 2Y/10Y Yield Curve Index “, “Barclays 2Y US Treasury Futures Targeted Exposure Index “, “Barclays 5Y US Treasury Futures Targeted Exposure Index “, “Barclays 10Y US TM TM Treasury Futures Targeted Exposure Index “ and “Barclays Long Bond US Treasury Futures Targeted Exposure Index “ are trademarks of Barclays Bank PLC. ® ® “Russell 1000 Index” and “Russell 2000 Index” are trademarks of Frank Russell Company and have been licensed for use by Barclays Bank PLC. The Securities are not sponsored, endorsed, sold, or promoted by Frank Russell Company and Frank Russell Company makes no representation regarding the advisability of investing in the Securities. © 2013 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners. iP-0679-0413 NOT FDIC INSURED · NO BANK GUARANTEE · MAY LOSE VALUE